EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 7, 2014 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report and Subsidiaries of United States Lime & Minerals, Inc. on Form 10-K for the year ended December 31, 2013.  We hereby consent to the incorporation by reference of said reports in this Registration Statement of United States Lime & Minerals, Inc. and Subsidiaries on Form S-8.

/s/ GRANT THORNTON LLP

Dallas, Texas

June 11, 2014